UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2016

Sprouts Farmers Market, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5455 E. High Street, Suite 111

Phoenix, Arizona 85054

(Address of principal executive offices and zip code)

(480) 814-8016

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, Sprouts Farmers Market, Inc. (the “Company”) elected Kristen Blum to a term as a Class III member of its Board of Directors expiring at the Company’s 2019 annual meeting of stockholders.  Ms. Blum will serve on the Audit and Nominating and Corporate Governance Committees of the Board.

Ms. Blum will participate in the standard compensation plan for the Company’s independent directors, including eligibility to receive equity grants pursuant to the Company’s 2013 Incentive Plan, as described in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 21, 2016. Ms. Blum will also enter into the Company’s form of director and officer indemnification agreement, included as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 9, 2013.

There are no related party transactions between the Company and Ms. Blum that would require disclosure under Item 404(a) of Regulation S-K.  Ms. Blum currently serves as Senior Vice President and Chief Information Officer of Frito-Lay, a division of PepsiCo.  During the ordinary course of the Company’s business, it purchases certain products from brands owned by PepsiCo; however, Ms. Blum does not have a direct or indirect material interest in such transactions.  There is no arrangement or understanding pursuant to which Ms. Blum was elected as a director.

A press release announcing Ms. Blum’s appointment to the Company’s Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated August 8, 2016, entitled “Sprouts Farmers Market Adds Kristen Blum to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: August 8, 2016	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated August 8, 2016, entitled “Sprouts Farmers Market Adds Kristen Blum to Board of Directors”